EXECUTION COPY



                   CONTINGENT SUPPORT AGREEMENT

           CONTINGENT SUPPORT AGREEMENT, dated as of December 5,
1997, between BANQUE NATIONALE DE PARIS, a French limited liability corporation (societe anonyme) (the "Bank") and BNP U.S.
FUNDING L.L.C., a Delaware limited liability company (the
"Company").

                       W I T N E S S E T H:

           WHEREAS, the Company is a subsidiary of the Bank;

           WHEREAS, the Company proposes to issue and sell 50,000
Noncumulative Preferred Securities, Series A (subject to the provisions in Section 8 hereof concerning Additional Preferred
Securities (as defined therein), the "Series A Preferred
Securities"), with an aggregate liquidation preference of $500,000,000; and

           WHEREAS, the Bank has agreed to enter into this Contingent Support Agreement in order to induce the Company to issue the Series A Preferred Securities;

           NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises contained in this Contingent
Support Agreement, the parties agree as follows:

           SECTION 1. Definitions. Terms not defined herein shall have the meanings specified in the Amended and Restated Limited
Liability Company Agreement of the Company, dated as of December
5, 1997 and as from time to time amended, modified or supplemented (the "Company's Charter").

           SECTION 2. Maintenance of Ownership. So long as any
Series A Preferred Securities are outstanding, the Bank shall continue to own, directly or indirectly, 100% of the outstanding
Common Securities of the Company.

           SECTION 3. Obligations Following Shift Events. The
Bank hereby agrees to take the actions set forth below following the occurrence of a Shift Event, whether or not a Shift Period remains in effect.

           (a) The Bank shall deliver to the Company, so long as any Series A Preferred Securities are outstanding, the Capital Adequacy Certificates as specified and at the times indicated in Section 7.3(c)(iv)(A) of the Company's
      Charter.

           (b) If the Bank declares a dividend with respect to any capital stock of the Bank constituting Tier 1 capital ("Tier 1 Capital Stock"), the Bank will (i) acquire for cash additional Common Securities in an amount sufficient to ensure that the Company will have cash available to pay the full amount of dividends on the Series A Preferred


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      Securities for the Series A Dividend Period during which
      the above declaration of a dividend on the Bank's Tier 1 Capital Stock is made and the two immediately subsequent Series A Dividend Periods (provided, that the Bank will not be required to acquire additional Common Securities with respect to any Series A Dividend Period in an amount greater than (x) the amount available for distribution to holders of the Bank's Tier 1 Capital Stock (determined as of the date on which the relevant dividend on the Bank's Tier 1 Capital Stock is declared and without giving effect to the declaration of such dividend) or (y) if the Special Dividend has been paid pursuant to Section 7.3(c)(ii) of the Company's Charter, the amount thereof) and (ii) procure payment by the Company to the Series A Preferred Securityholders of dividends in the amounts, for the Series A Dividend Periods and under the circumstances set forth in this Section 3.2(b).

           (c) Upon any liquidation of the Bank, if the liquidator of the Bank determines, in consultation with the French Banking Commission, that all of the Bank's liabilities (including any debt instruments, such as titres participatifs and prets participatifs, constituting Tier 2 risk-based capital) have been or will be paid in full, before making any distribution to holders of its Tier 1 Capital Stock, the Bank will acquire additional Common Securities for cash in an amount equal to the lowest of:
      (i) the amount remaining to the Bank after payment of all such liabilities, (ii) the difference, if any, between the aggregate liquidation preference of the outstanding Series A Preferred Securities and the net assets of the Company immediately prior to the acquisition of such additional Common Securities, and (iii) the aggregate amount previously received by the Bank upon (x) the redemption of Common Securities pursuant to Section 7.3 (c)(i)(C) of the Company's Charter, (y) as a Special Dividend pursuant to
      Section 7.3(c)(ii) of the Company's Charter and (z) a liquidation of the Company pursuant to Section 15.2(c) of the Company's Charter.

           SECTION 4. Full Effect; Waiver of Claim. The Bank or any successor to the Bank shall take such actions as the Company shall reasonably request in order to give full effect to the undertaking of the Bank set forth in Section 3(c) hereof and the Company shall take such actions as the Bank or any successor to the Bank shall reasonably request in order to give full effect thereto. In particular, the Company hereby agrees to waive (remise de dette), when appropriate to give full effect to
Section 3(c) hereof any potential claim against the Bank under
Section 3(c) hereof to the extent that the Bank's liabilities as described in Section 3(c) hereof are not paid in full.

           SECTION 5. Enforcement. The Company shall have the sole right to enforce this Contingent Support Agreement by instituting a suit for that purpose or otherwise and shall do so promptly if directed by at least a majority of the Independent Directors. Neither holders of Series A Preferred Securities, nor holders of any other series of preferred securities or of Common Securities of the Company, whether outstanding as of the date hereof or issued hereafter, shall have any direct rights whatsoever under this Contingent Support Agreement.

           Neither holders of Series A Preferred Securities nor holders of any other series of preferred securities or of Common Securities of the Company, whether outstanding as of the date hereof or issued hereafter, nor creditors of the Company nor any other persons are third party


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beneficiaries of this Contingent Support Agreement or have any direct right to enforce this Contingent Support Agreement. The Bank and the Company do not intend to create any third party beneficiaries, whether creditor, donee or otherwise, by entering into this Contingent Support Agreement and do not intend that this Contingent Support Agreement provide benefits, material or otherwise, to anyone besides the Bank and the Company. The rights of the Company under this Contingent Support Agreement and any payments made to the Company pursuant hereto are not held in trust or as agent for any persons including holders of Series A Preferred Securities, holders of any other series of preferred securities of the Company, if issued, and creditors of the Company.

           SECTION 6. Representations and Warranties. The Bank and the Company (each a "Representing Party") each hereby represents and warrants to the other party as follows:

           (a) The Representing Party is duly incorporated or formed and validly existing under the laws of the jurisdiction of its incorporation or formation (as applicable), has all requisite corporate or limited liability company (as applicable) power to carry on its business as now being conducted and has all requisite corporate or limited liability company (as applicable) power and authority to enter into this Contingent Support Agreement and to perform its obligations under this Contingent Support Agreement.

           (b) The execution, delivery and performance of this Contingent Support Agreement by the Representing Party have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of the Representing Party, and this Contingent Support Agreement constitutes the legal, valid and binding obligation of the Representing Party enforceable against it in accordance with its terms.

           (c) The execution, delivery and performance of this Contingent Support Agreement by the Representing Party do not and will not conflict with or violate any provision of the Representing Party's charter or business statutes and do not and will not conflict with, violate, result in a breach of or cause a material default under (i) any provision of law or regulation in The Republic of France or the United States relating to the business or material assets of the Representing Party, (ii) any provision of any order, arbitration award, judgment or decree of any or other authority by which the Representing Party is bound or by which the Representing Party or its assets may be affected,
(iii) any material provision of any material agreement or instrument to which the Representing Party is a party or by which the Representing Party or its assets are bound or affected or
(iv) any other restriction of any kind or character to which the Representing Party is subject, which conflicts, violations, breaches or defaults in each of clauses (i), (ii), (iii) and (iv) above would, individually or in the aggregate, prohibit, delay or restrict the transactions contemplated by this Contingent Support Agreement or have a material adverse effect on the business, financial condition or results of operations of the Representing Party and its consolidated subsidiaries (in the case of the Bank) taken as a whole.

           (d) Except for prior consultation with the French Banking Commission under certain circumstances, no approval or consent ot, or filing or registration with, any governmental body, or other regulatory authority (domestic or foreign) is required in connection with the execution, delivery and performance by the Bank of this Contingent Support Agreement.


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           SECTION 7. Consent to Jurisdiction. The provisions of
this Section 7 are subject to the limitations on enforcement of this Contingent Support Agreement set forth in Section 5 hereof, and the Bank consents to the limitation of its rights as provided in this Section 7 only as they relate to enforcement of this Contingent Support Agreement by the Company. In the case of attempts at enforcement of this Contingent Support Agreement by any Persons other than the Company, such as holders of Series A Preferred Securities, holders of any other series of preferred securities of the Company, whether outstanding as of the date hereof or issued hereafter, or creditors of the Company, this
Section 7 shall be inapplicable and shall be void with respect to such attempt at enforcement. The Bank hereby submits to the non-exclusive jurisdiction of any Federal District Court sitting in the State of New York over any action or proceeding arising out of a breach of or relating to the enforcement of this Contingent Support Agreement, and the Bank hereby irrevocably agrees that, at such time, all claims in respect of such action or proceeding may be heard and determined in such Federal District Court. The Bank hereby agrees to irrevocably waive, at such time, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. If the Bank ceases to operate a branch in The City of New York, the Bank hereby agrees at or prior to such time to irrevocably designate and appoint for the term of this Contingent Support Agreement CT Corporation System as the agent of the Bank to receive on its behalf service of all process brought against the Bank with respect to any such proceeding in any such court, such service being hereby acknowledged by the Bank to be effective and binding service on it in every respect whether or not the Bank shall then be doing business in the State of New York. A copy of such process so served shall, if permitted by law, be sent by registered mail to the Bank and delivered to it at its address in Section 11 hereof If such agent shall cease to act, the Bank covenants that it shall appoint without delay another such agent satisfactory to the Company. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right to institute proceedings against the Bank in the courts of any other jurisdiction or jurisdictions.

           SECTION 8. Extension of Contingent Support Agreement. This Contingent Support Agreement shall cover and shall apply to each series of Preferred Securities of the Company which are Parity Securities and which are issued subsequently to the issuance of the Series A Preferred Securities to which this Contingent Support Agreement initially applies (the "Additional Preferred Securities") as if initially drafted in such manner so that the term "Series A Preferred Securities" used herein refers in a like manner to the Series A Preferred Securities and the Additional Preferred Securities, if such coverage and application is consented to by the Bank pursuant to a "Consent to Extension" substantially in the form attached hereto as Annex A or such other form as shall be agreed to by the parties. Such extension of the coverage of this Contingent Support Agreement pursuant to this Section shall not be considered a modification, amendment or termination of this Contingent Support Agreement for purposes of
Section 9 hereof or otherwise.

           SECTION 9. Modification, Amendment and Termination. Except as otherwise provided in this Section 9, this Contingent Support Agreement may be modified, amended or terminated only by the written agreement of the parties. No such modification, amendment or termination shall be effective for so long as any Series A Preferred Security is outstanding unless the holders of two-thirds of the Series A Preferred Securities by Liquidation Preference voting as a class consent to the terms of such modification, amendment or termination.


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This Contingent Support Agreement shall automatically terminate on the date that all Series A Preferred Securities shall cease to be outstanding.

           SECTION 10. Continuing Contingent Support Agreement. This Contingent Support Agreement is a continuing Contingent Support Agreement and shall (a) remain in full force and effect as long as any of the Series A Preferred Securities are outstanding, and (b) be mutually binding upon, and inure to the mutual benefit of, the Bank and the Company and their successors.

           SECTION 11. Notices. All notices and other communications to be given in connection herewith shall be delivered in person sent by telex with answerback received, by telecopy or communicated by telephone (subject in the case of communication by telephone or telecopy to confirmation within twenty-four hours by telex with answerback received) to the relevant party as follows:

The Bank:  Banque Nationale de Paris
           Direction de la Gestion Actif/Passif
           Attention: Group Treasurer
           Telecopy No.: 331-4014-6122
           Telephone No.: 331-4014-7055

The Company: BNP U.S. Funding L.L.C.
           Attention:  Secretary
           Telecopy No.: (212) 415-9696
           Telephone No.: (212) 415-9645

or to any other address of which such party shall have notified the other in writing. Any notice hereunder given by telecopy shall be deemed to be served when it would be received in the ordinary course of transmission, subject to confirmation as aforesaid.

           SECTION 12.  GOVERNING LAW.  THIS CONTINGENT SUPPORT
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.


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


           IN WITNESS WHEREOF, the parties hereto have caused this Contingent Support Agreement to be executed by their attorney-in-fact or officers thereunto duly authorized as of the date first above written.

BANQUE NATIONALE DE PARIS           BNP U.S. FUNDING L.L.C.



By: /s/ Christian Aubin             By: /s/ Eric Deudon
   ------------------------            ------------------------------
    Name: Christian Aubin               Name:  Eric Deudon
    Title:Senior Executive              Title: President and Director
    Vice President

                                    By: /s/ Jean Pierre Beck
                                       ------------------------------
                                        Name:  Jean Pierre Beck
                                        Title: Director



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


                                                            Annex A
                                                            -------

                   FORM OF CONSENT TO EXTENSION


BNP U.S. FUNDING L.L.C.
499 Park Avenue
New York, New York 10022


           BANQUE NATIONALE DE PARIS (the "Bank") hereby consents to the coverage of and application of the contingent support agreement, dated December 5, 1997 and as heretofore amended, modified or supplemented (the "Contingent Support Agreement"), between the
Bank and BNP U.S. FUNDING L.L.C. (the "Company") pursuant to
Section 8 thereof to Noncumulative Preferred Securities, Series __, with an aggregate liquidation preference of $_____ issued by the Company pursuant to Article VII of the Amended and Restated
Limited Liability Company Agreement of BNP US. FUNDING L.L.C.
dated December 5, 1997 (the "Additional Preferred Securities").
References to "Series A Preferred Securities" in the Contingent
Support Agreement shall be understood to refer to the Company's
Noncumulative Preferred Securities, Series A, as well as to
Additional Preferred Securities.

                                    BANQUE NATIONALE DE PARIS


                                    By:_______________________________
                                          Name:
                                          Title:


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